                                                                    EXHIBIT 10.1
                                                                    ------------
                 AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED
                               TEAMING AGREEMENT


     This Amendment No. 1 to Third Amended and Restated Teaming Agreement (the "Amendment") is entered into as of the 19th day of May, 1997, by and between Renaissance Solutions, Inc., a Delaware corporation ("Renaissance"), and Gemini Consulting, Inc., a Delaware corporation ("Gemini"). Each of Renaissance and Gemini is referred to herein as a "Party."

     WHEREAS, Renaissance and Gemini are parties to a Third Amended and Restated Teaming Agreement, dated as of October 23, 1996 (the "Teaming Agreement"); and

     WHEREAS, Renaissance and Gemini desire to amend the Teaming Agreement in the manner set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Teaming Agreement is hereby amended as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Teaming Agreement.

     2. Notwithstanding anything to the contrary set forth in the Teaming Agreement, the Parties agree as follows:

     (a) Each of Renaissance and Gemini is hereby relieved of all of its payment obligations under the Teaming Agreement, other than those set forth herein or in respect of client projects, including without limitation any obligation on the part of Gemini with respect to Gemini Guaranteed Bookings or satisfaction of any Gemini Bookings Deficiency.

     (b) The occurrence of a Change in Control of Renaissance shall not give rise to any termination rights under the Teaming Agreement, including without limitation the termination right contained in Section 11(a)(v) of the Teaming Agreement.

     (c) In no event shall Gemini be entitled to a Termination Fee under the Teaming Agreement.

     (d) In lieu of Gemini's payment obligations under Section 8(b) of the Teaming Agreement and in full satisfaction of any other payment obligation set forth in the Teaming Agreement (other than those in respect of client projects), Gemini shall make the following payments to Renaissance:
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         (i)    As a license fee for the Licensed Methodologies for each period specified, on or before the date specified, the amounts set forth below:

----------------------------------------------------------------
          Period Covered             Payment Date      Payment
----------------------------------------------------------------
May 15, 1997-June 27, 1997           June 2, 1997     $  800,000
----------------------------------------------------------------
June 28, 1997-September 26, 1997     August 30, 1997  $1,400,000
----------------------------------------------------------------


     In consideration of such payments, Renaissance will continue to provide Gemini with updates of the Licensed Methodologies such that Gemini will have received all Licensed Methodologies in existence through September 26, 1997.

     Effective immediately (but subject to fulfillment of the payment obligations set forth in this Section 2(d)(i)), Gemini shall receive a fully paid up and perpetual license to use the Licensed Methodologies as in existence on September 26, 1997 and shall not be subject to the restrictions set forth in Sections 3(a) or 8(a)(i) of the Teaming Agreement or other such restrictions on use or attribution;

         (ii) Gemini shall continue to be required to make the $500,000 payment to Renaissance pursuant to Section 8(c) of the Teaming Agreement specified in such Section 8(c) as to be invoiced on August 1, 1997. Gemini shall make such payment to Renaissance on or before June 2, 1997 and no invoice shall be required. Gemini shall be deemed to have accepted all deliverables related to such project upon receipt of a statement from Renaissance that Renaissance has delivered all such deliverables, which statement by Renaissance shall be final and binding on Gemini; and

         (iii) In the event that Gemini fails to make either of the payments due on June 2, 1997 described in clauses (i) and (ii) above within seven days after notice from Renaissance that payment has not been made when due, this Amendment (other than the provisions of Sections 2(b) and 2(c) hereof, which shall survive) shall, if so elected by Renaissance, be of no further force or effect and the Teaming Agreement (other than as modified by Sections 2(b) and 2(c) hereof) shall be reinstated as though it had not been amended hereby. In the event that Gemini fails to make the payment due on August 30, 1997 described in clause (ii) above within seven days after notice from Renaissance that payment has not been made when due, Gemini shall pay to Renaissance, in addition to the payment set forth above, the sum of $400,000.

     (e) Renaissance shall continue to be required to make the $100,000 payment to Gemini pursuant to Section 3(b)(iv) of the Teaming Agreement for the quarter ending June 30, 1997. Renaissance shall make such payment to Gemini on or before June 2, 1997.

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

     (f) From and after September 26, 1997, Renaissance shall have no further obligation to provide Gemini with any copies or updates of any of the Licensed Methodologies, including without limitation Renaissance's obligation to provide materials under Section 3(b)(i) of the Teaming Agreement. The reference to "the first four years of the Term" in Section 1(t) of the Teaming Agreement is hereby replaced with the words "through September 26, 1997."

     (g) Effective on September 27, 1997, the provisions of Section 6 of the Teaming Agreement relating to the non-solicitation of Clients shall be of no further force or effect, provided, however, that this Section 2(g) shall not
                         --------  -------
give either Party the right to, and each Party agrees not to, disrupt or alter any existing relationship between the other Party and a Client with respect to any engagements existing as of such date.

     (h) It is the mutual desire of Gemini and Renaissance that, notwithstanding the terms of the Teaming Agreement, in no event shall the Parties be obligated to perform any Joint Service Offerings (or related marketing, personnel, support, training, etc.) pursuant to the Teaming Agreement unless they have mutually agreed to cooperate in the delivery of such services.

     (i) The Parties agree that neither of them shall bring a claim for monetary damages against the other arising out of the Teaming Agreement, except that Renaissance may bring an action to recover the amounts payable to Renaissance pursuant to Sections 2(d)(i), 2(d)(ii) and 2(d)(iii) hereof, Gemini may bring an action to recover the amount payable to Gemini pursuant to Section 2(e) hereof, and either Party may seek to recover amounts invoiced pursuant to specific client projects.

     3. In all other respects, the Teaming Agreement is hereby ratified and confirmed and shall remain in full force and effect.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as a sealed instrument effective as of the date first set forth above.

                                    RENAISSANCE SOLUTIONS, INC.


                                    By:  /s/ William T. Jenkins
                                         -------------------------------------

                                    Title:   Vice President and
                                             Chief Financial Officer


                                    GEMINI CONSULTING, INC.


                                    By:  /s/ Michel Jalabert
                                         -------------------------------------

                                    Title: Vice President

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